UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

Bannix Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-40790	86-1626016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BNIX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BNIXW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	BNIXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In anticipation of the closing of the business combination between Bannix Acquisition Corp. (“Bannix”) and VisionWave Technologies, Inc., and the formation of VisionWave Holdings, Inc. as the post-combination public entity, Bannix wishes to update the market on the anticipated composition of the Board of Directors and its standing committees of VisionWave Holdings, Inc.

As previously disclosed in Bannix’s Current Report on Form 8-K filed on May 22, 2025 (https://www.otcmarkets.com/filing/html?id=18491685&guid=6wi-kq3bRvjSJth), VisionWave Holdings, Inc. is expected to have the following five directors post-closing:

●	Douglas Davis
●	Noam Kenig
●	Eric T. Shuss
●	Chuck Hansen
●	Haggai Ravid

The following committee structure has been finalized and will be implemented at or immediately following the consummation of the business combination. Each of these committees will be comprised of directors who satisfy the independence standards under applicable Nasdaq and the SEC rules. Douglas Davis and Noam Kenig are considered to be the non-independent members of the Board.

Audit Committee

●	Haggai Ravid (Chair)
●	Chuck Hansen
●	Eric T. Shuss

Compensation Committee

●	Eric T. Shuss (Chair)
●	Haggai Ravid
●	Chuck Hansen

Nominating and Corporate Governance Committee

●	Eric T. Shuss (Chair)
●	Haggai Ravid
●	Chuck Hanson

An additional Current Report on Form 8-K will be filed upon the closing of the business combination to confirm the official appointment and effectiveness of these committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2025

BANNIX ACQUISITION CORP.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer